EXHIBIT 5.1

December 19, 2012

Planet Payment, Inc.

670 Long Beach Blvd.

Long Beach, New York 11561

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Planet Payment, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about December 19, 2012 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 15,764,120 shares of the Company’s Common Stock, $0.01 par value per share (the “Stock”), subject to issuance by the Company (a) upon the exercise of stock options granted under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”), which has been terminated and under which no further stock options will be granted, (b) upon the exercise of stock options granted under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”), which has been terminated and under which no further stock options will be granted, (c) upon the exercise or settlement of awards granted or to be granted under the Company’s 2012 Equity Incentive Plan (the “2012 EIP”), and (d) upon the exercise of purchase rights granted or to be granted under the Company’s 2012 Employee Stock Purchase Plan (the “2012 ESPP” and collectively with the 2000 Plan, the 2006 Plan and the 2012 EIP, the “Plans”).  In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)                                 the Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on December 14, 2012 (the “Restated Certificate”);

(2)                                 the Company’s Amended and Restated Bylaws, that the Company has adopted in connection with, and that became effective upon the effectiveness of the Company’s Form 10 Registration Statement on December 14, 2012 (the “Bylaws”);

(3)                                 the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4)                                 the Plans and related forms of agreements under the Plans;

(5)                                 the prospectuses prepared in connection with the Registration Statement (the “Prospectuses”);

December 19, 2012

(6)                                 the minutes of meetings and actions by written consent of the Company’s Board of Directors (the “ Board”) and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (a) the Restated Certificate, (b) the Bylaws, (c) the filing of the Registration Statement, and (d) the Plans, including the reservation of the Stock for sale and issuance pursuant to the Plans and the sale and issuance of the Stock pursuant to the Plans.

(7)                                 the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent verifying the number of the Company’s issued and outstanding shares of capital stock as of October 11, 2012 and a statement prepared by the Company as to the number of issued and outstanding options, warrants and rights to purchase shares of the Company’s capital stock and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights);

(8)                                 a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated December 17, 2012, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware (the “Certificate of Good Standing”); and

(9)                                 an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.  We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

December 19, 2012

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1)                                 The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)                                 The 15,764,120 shares of Stock that may be issued and sold by the Company (a) upon the exercise of stock options granted under the 2000 Plan, (b) upon the exercise of stock options granted under the 2006 Plan, (c) upon the exercise or settlement of awards granted or to be granted under the 2012 EIP, and (d) upon the exercise of purchase rights granted or to be granted under the 2012 ESPP, when issued, sold and delivered in accordance with the applicable Plan and purchase agreements entered into and to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Robert A. Freedman
Robert A. Freedman, a Partner